POWER OF ATTORNEY

		KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Michael Hoffman and Richard Grove as each such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form 3, Form 4 and Form 5 and any successor forms adopted by the
Securities and Exchange Commission, as required by the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting securities of the closed-end registered investment companies advised by Black Creek FOF
Advisor LLC.

		This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned.

		IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 4th day of December 2007.



	By: __________________________
	Name: Robin Josephs


	By: __________________________
	Name: Howard J. Margolis


	By: __________________________
	Name: John Roberts, Jr.


	By: __________________________
	Name: Gregory M. Moran




	By: __________________________
	Name: Charles Song


	By: __________________________
	Name: Derek Mullins


	By: __________________________
	Name: Stuart Baldwin


	By: /s/ Richard Grove
	Name: Richard Grove